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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Members
GGP/Homart II L.L.C.:

        We consent to the use of our report dated February 25, 2011, incorporated by reference herein, with respect to the consolidated balance sheets of GGP/Homart II L.L.C. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in capital, and cash flows for each of the years in the three-year period ended December 31, 2010 (not presented separately herein) and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 of General Growth Properties, Inc.

/s/ KPMG LLP KPMG LLP
Chicago, Illinois March 11, 2011

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm